UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2007

ADTRAN, INC.

(Exact Name Of Registrant As Specified In Charter)

Delaware	0-24612	63-0918200
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

901 Explorer Boulevard

Huntsville, Alabama 35806-2807

(Address of principal executive offices, including zip code)

(256) 963-8000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On October 13, 2007, the Board of Directors (the “Board”) of ADTRAN, Inc. (the “Company”) adopted amendments to Article V of the Bylaws of the Company, effective immediately. Article V of the Bylaws contains the provisions that address the capital stock of the Company. The Bylaws were amended in order to comply with recent rule changes of the Securities and Exchange Commission and The NASDAQ Stock Market that require listed companies to be eligible to issue shares in either certificated or uncertificated form and to participate in a book-entry share Direct Registration System, which allows for the electronic transfer of securities. The purpose of the amendments to the Bylaws is to incorporate into Article V the concept of uncertificated shares, as well as adding provisions relating to the administration of such shares. Previously, the Bylaws did not specifically provide for the issuance of uncertificated shares.

Set forth below is a description of the specific amendments to the Bylaws.

Section 5.1 of the Bylaws has been amended to provide that the shares of stock of the Company may be issued in the form of uncertificated shares, in addition to certificated shares, upon the adoption of a resolution of the Board authorizing the issuance of uncertificated shares. In addition, a provision was added to Section 5.1 requiring the delivery of notice of holders of uncertificated shares providing them with information that would otherwise be set forth on a stock certificate.

Section 5.3 of the Bylaws has been amended to revise the requirements specifying the information to be retained in the stock ledger to address both certificated and uncertificated shares.

Section 5.4 of the Bylaws, which provides the Board with the power, not inconsistent with law, the Company’s Certificate of Incorporation or the Bylaws, to make such rules and regulations as it deems appropriate concerning the issuance, registration, transfer and cancellation of shares of stock, has been amended to apply this authority to both certificated and uncertificated shares.

Section 5.5 of the Bylaws, which addresses transfers of shares, has been amended to provide that upon the transfer of shares, either certificated or uncertificated, the Company can issue either certificated or uncertificated shares to the transferee, and further provides for the cancellation of the old certificate or uncertificated shares and the recording of the transaction in the Company’s books.

Section 5.7 of the Bylaws has been amended to add the ability of the Company to issue uncertificated shares, in addition to certificated shares, in the event of the replacement of lost, destroyed, stolen or mutilated certificates.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibit is filed with this report:

Exhibit No.	Description
3.1	Bylaws of ADTRAN, Inc., as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADTRAN, INC.
(Registrant)

Date: October 16, 2007	/s/ James E. Matthews
James E. Matthews
Senior Vice President – Finance,
Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Bylaws of ADTRAN, Inc., as amended.